                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                                 March 25, 1999
                       (Date of earliest event reported)


                          VESTA INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-12338                                         63-1097283
 (Commission File No.)                        (IRS Employer Identification No.)

 3760 River Run Drive                                     35243
  Birmingham, Alabama                                  (Zip Code)
 (Address of principal
  executive offices)

                                 (205)970-7000
              (Registrant's telephone number, including area code)

Item 2.   Acquisition and Disposition of Assets.
-------   --------------------------------------

     On March 25, 1999 Vesta Fire Insurance Corporation and J. Gordon Gaines, Inc. (collectively, "Seller"), each wholly owned subsidiaries of Vesta Insurance Group, Inc., a Delaware corporation ("Vesta"), consummated a transaction contemplated by an agreement (the "Agreement") with Hartford Fire Insurance Company ("Hart Re"). Pursuant to the Agreement, Seller will use its best efforts to cause all reinsurance assumed by Seller under reinsurance contracts presently in force, with certain exceptions (the "1999 Contracts"), as well as a portion of Vesta's retrocessional program currently in effect and covering Vesta's potential exposure under the 1999 Contracts, to be transferred to Hart Re.

     The Agreement contemplates a novation of those 1999 Contracts written by Seller from January 1, 1999 to the effective date of the Agreement and substitution of Hart Re as the reinsurer thereunder. Prospectively, the Agreement requires Seller to use its best efforts to cause those 1999 Contracts coming up for renewal on or after the effective date of the Agreement to be renewed by Hart Re in lieu of Seller. To the extent the ceding companies under the 1999 Contracts decline to either novate them or renew them with Hart Re, the Agreement calls for Hart Re to 100% reinsure Vesta Fire Insurance Corporation's obligations thereunder. In connection with the transfer of the 1999 Contracts and the associated retrocessional coverage, Hart Re and Seller shall settle, via net payment, the following amounts, as if the 1999 Contracts had been written by Hart Re from inception: (i) premiums (net of commissions, brokerage, funds held, if any) paid to Seller, (ii) losses paid by Seller, (iii) retrocession premiums paid by Seller, (iv) recoveries made by Seller under its retrocessional program and (v) all expenses incurred by Seller between January 1, 1999 and the effective date of the Agreement as a result of underwriting and administering the 1999 Contracts.

     The 1999 Contracts consist primarily of treaty reinsurance for small and medium sized insurance companies and regional specific reinsurance for larger
insurance companies located throughout the United States.   Substantially all of
the risk covered by the 1999 Contracts is personal and commercial property risk.

     In consideration of the undertakings of Seller, which expire April 30, 2000, Hart Re has paid to Seller $15 million in cash, which amount was determined by Hart Re and acceptable to Vesta.

     There are no material relationships between the Hart Re or any of its affiliates and Vesta or any of its affiliates, directors or officers, or any associate of any such director or officer.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

     (c)  Exhibits.

          2.1 Agreement, dated March 24, 1999, by and among Hartford Fire Insurance Company, J. Gordon Gaines, Inc. and Vesta Fire Insurance Corporation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of March 25, 1999

                                    VESTA INSURANCE GROUP, INC.



                                    By  /s/ Norman W. Gayle, III
                                        -----------------------------------
                                        Its: President and Chief Executive
                                             Officer

                                       3